Exhibit 99.1

NetIQ Corporation Appoints Marc Andrews as Chief Operating Officer,

Announces Additional Changes to Executive Team

January 10, 2006

SAN JOSE, Calif. -- NetIQ Corp. (Nasdaq: NTIQ), a leading provider of integrated systems and security management solutions, announced today the appointment of Marc Andrews as chief operating officer (COO), reporting to Chuck Boesenberg, chairman and chief executive officer of NetIQ. In this role, Andrews will be accountable for the day-to-day operations of the business, managing all aspects of product development and delivery as well as sales, support and service to NetIQ customers.

Andrews joined NetIQ in 2002 and has previously served as vice president of sales for EMEA and as general manager of NetIQ's Systems and Security Management business before being promoted to senior vice president, Worldwide Field Operations. In his most recent role, Andrews created and implemented a more efficient sales model designed to increase customer satisfaction and sales productivity, and improve alignment in the field.

"Marc Andrews has extensive expertise in all aspects of business operations and a strong track record of successful execution and driving growth and bottom-line profitability," said Chuck Boesenberg. "His strategic capabilities and operating experience will help NetIQ increase operational efficiency and align product delivery, sales and support as we execute our Knowledge-Based Service Assurance (KBSA) strategy."

In addition, NetIQ announced further changes to its executive management team.

David Ehrlich has been promoted to the position of senior vice president, Marketing and Chief Strategy Officer. In this role he will lead the evolution of NetIQ's corporate strategy, direct efforts to enhance the company's brand image and promote new initiatives to further customer satisfaction.

Ehrlich joined NetIQ in 2003 as vice president of Corporate Development. He was promoted to senior vice president, Corporate Strategy and Development where he drove the development of the company's strategic direction and the divestiture of non-core businesses. Prior to NetIQ, Ehrlich was senior vice president, Product Marketing, Strategy and Business Development for Visual Networks and earlier in his career served as a strategy consultant for five years at McKinsey & Company, where he managed teams of consultants and client personnel on engagements addressing key strategic, operational and organizational challenges.

"The key impetus for these organizational changes is to more keenly focus on the execution of our Knowledge-Based Service Assurance strategy and to provide innovative and exciting new solutions for our customers," Boesenberg added. "We now have the organization aligned to better address our customers' needs and be well positioned to take advantage of market opportunities through faster decision making and operational excellence."

The company also announced the retirement of Olivier Thierry, senior vice president of Worldwide Marketing & Alliances and a thirty-year IT industry veteran. During his eight years at NetIQ, Thierry played an instrumental role in the growth and development of NetIQ's international marketing strategy and the management of its key alliance relationships. He led the creation of NetIQ's market positioning and message development and has been a strong evangelist for its KBSA strategy.

About NetIQ

NetIQ is a leading provider of integrated systems and security management solutions that empower IT organizations with the knowledge and ability necessary to assure IT service. NetIQ's Knowledge-Based Service Assurance products and solutions include embedded knowledge and tools to implement industry best practices and to better ensure operational integrity, manage service levels and risk, and ensure policy compliance. NetIQ's modular, best-of-breed solutions for Performance & Availability Management, Security Management, Configuration & Vulnerability Management, and Operational Change Control integrate through an open, service-oriented architecture allowing for common reporting, analytics and dashboards. For more information about NetIQ, visit www.netiq.com or call (888)323-6768.